EXHIBIT 10.4.2

                  LEASE ADDENDUM THREE FOR MODIFICATION OF RENT

THIS ADDENDUM DATED February 12, 2004 shall be attached and considered apart of that certain Lease Agreement entered into by and between James M. Roswell d/b/a Burbank East Business Park, ("Landlord"), and Biopool International, Inc. d/b/a Xtrana, Inc., a Delaware Corporation ("tenant"), dated December 19, 2000, as modified by the Lease Addendum One for Increase in Space dated December 21, 2001, and Lease Addendum Two for Modification of Rent and Option for Early Termination dated November 11, 2003. For the promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

The following provisions shall hereby modify the aforementioned Lease Agreement as modified by Lease Addendum One for Increase in Space dated December 21, 2001, and Lease Addendum Two for Modification of Rent and Option for Early Termination dated November 11, 2003.

The Section 1 of the Lease Addendum Two entitled Gross Rent Abatement, shall be replaced in its entirety with the following:

1. GROSS RENT ABATEMENT. Landlord and Tenant agree to a 6 month partial abatement of the Gross Rent in the amount of $5,000 per month for a 6 month period commencing on December 1, 2003, and expiring on May 31, 2004. During this abatement time period, Tenant shall pay Landlord as Gross Rent the sum of fourteen thousand, eight hundred, thirty nine dollars and 75/100 ($14,839.75) on or before December 1, 2003, and a like sum on or before the first day of each and every successive calendar month thereafter and expiring March 31, 2004. Landlord and Tenant agree that commencing on April 1, 2004, and expiring on May 31, 2004, Tenant shall pay Landlord Gross Rent the sum of twelve thousand, one hundred, one dollars and 22/100 ($12,101.22).

It is hereby agreed and understood between Landlord and Tenant that all other terms and conditions of the Lease Agreement and attachments, addenda and exhibits thereto, shall be unmodified and shall remain in full force and effect.



LANDLORD:                                      TENANT:

James M. Roswell d/b/a                         Biopool International, Inc. d/b/a
Burbank East Business Park                     Xtrana, Inc.


By: /s/ James M. Roswell                       By: /s/ Timothy J. Dahltorp
   ----------------------------                   ------------------------------
        James M. Roswell                               Timothy J. Dahltorp
                                                       Chief Executive Officer

Date: February 12, 2004                        Date: February 12, 2004